Exhibit 5.1

June 20, 2018

Canada Goose Holdings Inc.

205 Bowie Ave.

Toronto, ON M6E 4Y2

Canada

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-3 ASR

This opinion is furnished to you in connection with the registration statement on Form F-3 ASR (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of subordinate voting shares (the “Shares”) of Canada Goose Holdings Inc., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Corporation”), by certain shareholders of the Corporation to be named in a prospectus supplement to the prospectus included in the Registration Statement. The Shares to be registered pursuant to the Registration Statement may be offered and sold from time to time, on a delayed or continuous basis, by the selling shareholder pursuant to Rule 415 under the Securities Act in amounts, at prices and on terms that will be determined at the time of the offering. We have acted as Canadian counsel to the Corporation in connection with the filing of the Registration Statement.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”): (a) the certificate of incorporation and the articles of the Corporation (the “Articles”); and (b) a certificate of an officer of the Corporation (the “Officer’s Certificate”). We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

In examining all documents and in providing our opinion we have assumed that (a) all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; and (b) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officers’ Certificate, are complete, true and accurate.

We are qualified to carry on the practice of law in the provinces of British Columbia and Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the provinces of British Columbia and Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

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Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares are delivered upon completion of an offering under a prospectus supplement to the prospectus contained in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

In rendering this opinion, we have assumed that: (a) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and such Shares will have been sold in accordance with the terms of such prospectus supplement; (b) at the time of the issuance of any Shares not issued and outstanding as at the date hereof (i) the Corporation will be a validly existing corporation under the law of its jurisdiction of incorporation, and (ii) the issuance of such Shares will have been duly authorized by all necessary corporate action of the Corporation and, as applicable, completed in accordance with the terms and conditions of any convertible, exercisable or exchangeable securities pursuant to which such Shares may be issued and any instruments, documents or certificates governing such securities; and (c) all the foregoing actions to be taken by the Corporation will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Corporation or any of its property. Where our opinion refers to any of the Shares as being issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement or the Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ Stikeman Elliott LLP